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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                       JANUARY 19, 2006 (JANUARY 12, 2006)

                                MICROISLET, INC.

               (Exact Name of Registrant as Specified in Charter)

            Nevada                                        88-0408274
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(State or Other Jurisdiction of                (IRS Employer Identification No.)
        Incorporation)
                                    001-32202
                            ------------------------
                            (Commission File Number)


                     6370 Nancy Ridge Drive, Suite 112
                            San Diego, California                   92121
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                    (Address of Principal Executive Offices)      Zip Code

                                 (858) 657-0287
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              (Registrant's telephone number, including area code)

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

(a) On January 16, 2006, our compensation committee approved standard forms of a Stock Option Agreement and Stock Award Agreement to be used for grants of options and restricted shares under our 2005 Equity Incentive Plan. The forms of Stock Option Agreement and Stock Award Agreement are attached hereto as Exhibits
99.1 and 99.2.

(b) On January 18, 2006, in connection with the appointment of James R. Gavin III, M.D., Ph.D. as our interim President and Chief Executive Officer, as described in Item 5.02 below, the compensation committee recommended, and the board approved, a compensation package for Dr. Gavin with a base salary of $600,000 per year. Dr. Gavin will also receive an option to purchase 1,750,000 shares under our 2005 Equity Incentive Plan on his January 20, 2006 start date. This option will have an exercise price per share equal to the closing price of our common stock on the start date as reported on the American Stock Exchange. The option will have a ten year life subject to continuing service to our company, and will be vested as to 25% of the shares immediately on grant and an additional 25% on each of the first, second and third anniversaries of the date of grant, subject to Dr. Gavin continuing to serve as our President and Chief Executive Officer. Vesting of the option will accelerate upon a change in control. We plan to enter into a formal employment agreement with Dr. Gavin reflecting these terms.

(c) In connection with the appointment of Kevin A. Hainley as our interim Chief Financial Officer on January 18, 2006, as described under Item 5.02 below, the compensation committee recommended, and the board approved a Professional Services Agreement with Resources Global Professionals. Mr. Hainley is an associate of Resources Global Professionals. Under this agreement, Resources Global Professionals is an independent contractor, with Mr. Hainley designated as the associate assigned to us. The agreement is for a period of approximately two to three months, or as needed, and either party may terminate this agreement earlier on 21 days prior written notice to the other party. Resources Global Professionals will be compensated for Mr. Hainley's time at the rate of $155 per hour, and $232.50 per hour for each hour over eight in one day or forty in one week.

A copy of the Professional Services Agreement is filed as Exhibit 99.3 to this Form 8-K and incorporated herein by reference.

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

(a) As further described in Item 5.02 below, on January 12, 2006, Hartoun Hartounian, Ph.D. gave notice of his intent to resign, effective February 17, 2006. This notice of resignation constitutes notice of an intent to terminate the employment agreement between Dr. Hartounian and us, dated June 23, 2000, as amended. Under this agreement, we have the right to terminate Dr. Hartounian's employment at any time and for any reason. If, however, we do so without cause or if Dr. Hartounian terminates his agreement for good reason, we must continue to pay salary for six months following termination. Upon such termination, Dr. Hartounian will also be provided up to one year to exercise his vested options. Additionally, the agreement provides that in the event Dr. Hartounian voluntarily resigns his employment for any reason on or before May 1, 2006, Dr. Hartounian is entitled to the foregoing benefits. Dr. Hartounian must sign a waiver and release of claims in order to receive these benefits. We expect that Dr. Hartounian will execute such waiver and release of claims and receive these severance benefits. Dr. Hartounian's current base salary is $250,000 per year.

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(b) As further described in Item 5.02, on January 18, 2006, John F. Steel IV,
our Chairman and Chief Executive Officer, resigned from his positions as Chairman and Chief Executive Officer of our company and was appointed our Director of Corporate Development, with an expected term of six months. We have no formal employment agreement with Mr. Steel, and Mr. Steel is paid a base salary of $168,000 per year. Mr. Steel's employment arrangement will terminate upon the termination of his term as Director of Corporate Development.

ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.

As described in Item 5.02 below, on January 18, 2006, the Company appointed James R. Gavin III, M.D., Ph.D., as our interim President and Chief Executive Officer. Prior to this appointment, Dr. Gavin was an independent director of our company. As a result of this appointment, he will continue to serve on our board of directors but will no longer be an independent director. Accordingly, our board of directors is now comprised of three independent directors and five non-independent directors.

On January 19, 2006, we notified the American Stock Exchange that we are no longer in compliance with Section 121B(2)(c) of the American Stock Exchange Company Guide requiring that the board have a sufficient number of directors such that at least 50% of directors are independent. In response to our notification, we received on January 19, 2006 a warning letter from the American Stock Exchange confirming that we are out of compliance with such continued listing standard, and giving the company until April 10, 2006 to regain compliance with the continuing listing standards. The American Stock Exchange has also informed us that our stock symbol will become subject to the extension ".BC" to denote our non-compliance with the above listing standard. The extension will not change our trading symbol, but it will be disseminated as an extension whenever our trading symbol is transmitted with a quote or trade. We are actively seeking an additional independent director, and upon such appointment and the effective date of Dr. Hartounian's resignation from the board, we anticipate that we will regain compliance with the continuing listing standards of the American Stock Exchange.

ITEM 3.02  UNREGISTERED SALE OF EQUITY SECURITIES.

On January 18, 2006, we agreed to grant to James R. Gavin III, M.D., Ph.D., an option to purchase 1,750,000 shares of our common stock. To the extent the issuance of these securities is deemed a sale, we relied on the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D thereunder. See Item 1.01 above for more information regarding this option.

ITEM 5.02 DEPARTURE OF DIRECTOR AND PRINCIPAL OFFICER; APPOINTMENT OF PRINCIPAL OFFICER.

(a) On January 12, 2006, Hartoun Hartounian, Ph.D., our President and Chief Operating Officer and a director, gave notice of his intent to resign from these positions, effective February 17, 2006. In his notice, he cited that his strategy for moving our company forward is not shared by our executive committee, and that he does not believe these differences can be overcome. A copy of Dr. Hartounian's resignation letter is filed as Exhibit 99.4 to this Form 8-K and incorporated herein by reference.

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We have provided Dr. Hartounian with a copy of this Form 8-K and an opportunity to agree or disagree with the statements made by us in this Form 8-K and explain any disagreement.

As a result of the appointment of James R. Gavin III, M.D., Ph.D. as our interim President and Chief Executive Officer, Dr. Hartounian will no longer serve as President commencing on Dr. Gavin's January 20, 2006 start date.

(b) On January 18, 2006, John F. Steel IV was appointed our Director of Corporate Development, a non-executive position, and resigned as our Chairman and Chief Executive Officer. Mr. Steel remains a member of the board of directors.

(c) On January 18, 2006, James R. Gavin III, M.D., Ph.D., a member of our board of directors, was appointed as our interim President and Chief Executive Officer effective January 20, 2006. Dr. Gavin previously served as an independent director on our board of directors, and as a member of the compensation committee, nominating and governance committee, executive committee and audit committee. As a result of his appointment, Dr. Gavin will no longer qualify as an independent director under applicable American Stock Exchange listing standards as described under Item 3.01 above. In accordance with our committee charters and applicable American Stock Exchange listing standards, Dr. Gavin has resigned from our compensation committee, nominating and governance committee and audit committee. Dr. Gavin continues to serve on our executive committee.

Dr. Gavin has been a director since April 2002 and was a director of MicroIslet of Delaware from March 2001 to April 2002. Dr. Gavin is Clinical Professor of Medicine, Emory University School of Medicine, Atlanta, GA. He also serves as Executive Vice President for Clinical Affairs, Healing Our Village, LLC, and as National Director of the Harold Amos Medical Faculty Development Program. He was president of the Morehouse School of Medicine, Atlanta, GA from 2002-2004. Dr. Gavin has been a member of the Board of Directors of Baxter International Inc. (NYSE: BAX) since February 2003, Anastasia Marie Laboratories, Inc. since February 1998, dLife, Inc. since 2005, and Amylin Pharmaceuticals, Inc. (Nasdaq:
AMLN) since December 2005. Dr. Gavin was Chairman of the Board of Directors of Equidyne Corporation from August 2001 to 2003. He was also a member of the Board of Directors of Taste for Living, Inc. from 1999 to 2002. From July 1991 to June 2002, Dr. Gavin was the Senior Scientific Officer of the Howard Hughes Medical Institute in Chevy Chase, Maryland. From 2002 until 2005 he served as national chairman of the National Diabetes Education Program. He completed his B.S. in Chemistry at Livingstone College, a Ph.D. in Biochemistry at Emory University and his M.D. at Duke University Medical School.


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There were no arrangements or understandings between Dr. Gavin and any other person pursuant to which Dr. Gavin was selected as an executive officer. There are no family relationships between Dr. Gavin and any of our directors and executive officers. There are no transactions between Dr. Gavin and us in which Dr. Gavin has a direct or indirect material interest which we are required to report.

(d) Kevin A. Hainley was appointed as our interim Chief Financial Officer on January 18, 2006. Mr. Hainley became an associate with Resources Global Professionals in 2004. From 1996 to 2003, he was Chief Financial Officer and Secretary of Ontro, Inc., a public company which developed integrated thermal beverage containers. Mr. Hainley has an M.B.A. from Portland State University and B.A. from the University of Portland. There are no family relationships between Mr. Hainley and any of our directors and executive officers. There are no transactions between Mr. Hainley and us in which Mr. Hainley has a direct or indirect material interest which we are required to report.

On January 19, 2006, we issued a press release announcing the management changes described herein and in Item 8.01 below. A copy of the press release is attached hereto as Exhibit 99.5.

ITEM 8.01 OTHER EVENTS.

(a) On January 18, 2006, John J. Hagenbuch, a member of our board of directors, was appointed as our non-executive Chairman of the Board.

(b) On January 18, 2006, Bradley A. Geier, an independent member of our board of directors, was appointed to serve on the audit committee.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

         99.1     Form of Stock Option Agreement
         99.2     Form of Stock Award Agreement
         99.3     Professional Services Agreement with Resources Connection, LLC
         99.4     Letter from Dr. Hartounian dated January 12, 2006
         99.5     Press Release dated January 19, 2006


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    January 19, 2006                MICROISLET, INC.


                                         By: /s/ John F. Steel IV
                                             ---------------------------------
                                             John F. Steel IV
                                             Director of Corporate Development


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